UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 6, 2024

CRESCENT ENERGY COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-41132	87-1133610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
600 Travis Street, Suite 7200
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, including Area Code:
(713) 337-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CRGY	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.    Regulation FD Disclosure.
On March 6, 2024, Crescent Energy Company (the “Company”) issued a news release announcing the commencement of an underwritten public offering (the “Offering”) of 12,000,000 shares of its Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), by certain of its stockholders pursuant to a shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-277702) filed with the U.S. Securities and Exchange Commission on March 6, 2024 and which became automatically effective upon filing. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
On March 6, 2024, the Company announced the pricing of the Offering, at a price to the public of $10.50 per share, pursuant to the Registration Statement. Pursuant to the Underwriting Agreement (as defined below), the Company granted the Underwriters (as defined below) a 30-day option to purchase up to 1,800,000 additional shares of Class A Common Stock to cover over-allotments, which option was exercised in full on March 8, 2024. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.
The information contained in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.
Item 8.01    Other Events.
Underwriting Agreement
On March 6, 2024, the Company, Independence Energy Aggregator L.P. (the “Selling Stockholder”) and the several underwriters named in Schedule A thereto (collectively, the “Underwriters”), entered into an underwriting agreement (the “Underwriting Agreement”), pursuant to which the Selling Stockholder agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Selling Stockholder, subject to and upon the terms and conditions set forth therein, an aggregate of 12,000,000 shares of Class A Common Stock, of the Company pursuant to the Offering. Pursuant to the Underwriting Agreement, the Selling Stockholder granted the Underwriters a 30-day option to purchase up to an aggregate of 1,800,000 additional shares of Class A Common Stock to cover over-allotments, which option was exercised in full on March 8, 2024. The material terms of the Offering are described in the prospectus, dated March 6, 2024 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 8, 2024, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). A legal opinion related to the offering is filed herewith as Exhibit 5.1.
In connection with the Offering, the Company purchased from the Selling Stockholder an aggregate of 2,300,000 units of Crescent Energy OpCo LLC, the Company’s subsidiary, at a price per unit equal to the price per share at which the Underwriters purchased shares of our Class A Common Stock from the Selling Stockholder in the Offering (the “OpCo Unit Purchase”). The Company also canceled a corresponding number of shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”), held by the Selling Stockholder.
The Offering and Opco Unit Purchase are expected to close on March 11, 2024, subject to customary closing conditions. The Company will not receive any proceeds from the sale of shares of Class A Common Stock in the Offering. The total amount to be paid by the Company to the Selling Stockholder in the OpCo Unit Purchase is approximately $22.7 million. The Company will fund the OpCo Unit Purchase with cash on hand.
The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company and the Selling Stockholder have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.
The Underwriters and their affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Following the Offering and the OpCo Unit Purchase, the Selling Stockholder will own approximately 19.8% of the shares of the Company’s Common Stock and have certain other contractual rights and obligations with the Company, as more fully described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 8.01 by reference.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of March 6, 2024, by and among Crescent Energy Company, Independence Energy Aggregator L.P. and the several underwriters named thereto.
5.1	Opinion of Vinson & Elkins L.L.P.
99.1	Press Release, dated March 6, 2024
99.2	Press Release, dated March 6, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT ENERGY COMPANY

By:	/s/ Bo Shi
Name:	Bo Shi
Title:	General Counsel
Dated: March 11, 2024
5